UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 Welton St., Floor 4, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events

On November 30, 2020, Akerna Corp. (the Company) commenced its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), as previously scheduled, and adjourned the Annual Meeting until December 14, 2020, at 9 a.m. (Denver local time), due to a lack of quorum. The Annual Meeting was adjourned to allow the Company’s stockholders additional time to vote on the proposals described in the Company’s proxy statement for the Annual Meeting.

The reconvened Annual Meeting will be held at the same location: 357 S. McCaslin Blvd, 1st Floor, Louisville, CO 80027. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals for the Annual Meeting.

Previously, the voting cut-off date for holders of the Company’s shares of common stock was 11:59 p.m. Moutain Time, November 29, 2020. Due to the adjournment of the Annual Meeting, this voting cut-off time for holders of the Company’s shares of common stock has now been extended to 11:59 p.m. Mountain Time on December 13, 2020. Holders of exchange shares of the Company’s wholly-owned subsidiary Akerna Canada Ample Exchange Inc. were previously given a cut-off date of 11:59 p.m., Mountain Time, on November 26, 2020 to notify their shareholder representative of their voting preference. Due to the adjournment of the Annual Meeting, this voting cut-off time for holders of exchangeable shares has been extended to 11:59 p.m. Mountain Time on December 10, 2020.

The Company encourages all stockholders who have not yet voted to do so before December 13, 2020 at 11:59 p.m. (Mountain Time).

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the Annual Meeting to be held on December 14, 2020. The Company previously filed a definitive proxy statement with the United States Securities and Exchange Commission on November 10, 2020 and a revised proxy materials on November 19, 2020. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE REVISED MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED MEETING. The definitive proxy statement and the revised proxy materials have been mailed to stockholders who are entitled to vote at the Annual Meeting. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at https://www.sec.gov/Archives/edgar/data/1755953/000121390020036111/ea129593-def14a_akernacorp.htm and https://www.sec.gov/Archives/edgar/data/1755953/000121390020038277/ea130236-defr14a_akernacorp.htm or on the website for the annual meeting at www.cstproxy.com/akerna/2020.

Participants in the Solicitation

The Company and its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the Adjourned Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 1, 2020	AKERNA CORP.

	By:	/s/ Jessica Billingsley
		Name: Title:	Jessica Billingsley Chief Executive Officer